Exhibit 99.1

Maison Solutions Completes El Monte Store Renovation

MONTEREY PARK, CA / ACCESSWIRE / October 28, 2024 / Maison Solutions Inc. (NASDAQ: MSS) ("Maison Solutions" or the "Company"), a U.S.-based specialty grocery retailer offering traditional Asian and international food and merchandise, announced it has completed the renovation of its El Monte store.

The El Monte store is the first in a planned series of renovations across multiple HK Good Fortune locations. Following its renovation, the store saw a significant improvement in sales. The renovated store will serve as a warehouse store, offering discounts for bulk purchases while providing a more modern shopping experience for customers.

Key improvements from the renovation include:

●	Operating as a warehouse store, offering customers bulk purchasing options for lower prices.
●	Updated SKUs to feature more in-demand products at competitive prices.
●	Introduction of an updated store logo and visual identity system, which will be adopted by the Company’s other HK Good Fortune locations to enhance brand awareness.

Management Commentary

“I am pleased to announce the anticipated renovation and relaunch of our El Monte store,” said John Xu, President, Chairman and Chief Executive Officer of Maison Solutions. “One of our primary initiatives since going public has been store renovations, and the El Monte location marks the first of several planned upgrades. Following the renovation, there has been a substantial improvement in sales, a trend we hope will continue to persist. We look forward to renovating our other locations and expect to see similar benefits of higher foot traffic and increased sales.”

About Maison Solutions Inc.

Maison Solutions Inc. is a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise, particularly to members of Asian-American communities. The Company is committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse makeup of the communities in which the Company operates. Since its formation in 2019, the Company has acquired equity interests in four traditional Asian supermarkets in the Los Angeles, California area, operating under the brand name HK Good Fortune, and three supermarkets in the Phoenix and Tucson, Arizona metro areas, operating under the brand name Lee Lee International Supermarket. Maison Solutions owns 91.67% of the equity interests in Super HK of El Monte, Inc., a California corporation, which owns the El Monte store. To learn more about Maison Solutions, please visit the Company's website at www.maisonsolutionsinc.com. Follow us on LinkedIn and X.

Cautionary Note Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC, copies of which are available on the SEC's website at www.sec.gov. Maison Solutions undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after the date of this release, except as required by law.

Investor Relations Contact:

Gateway Group, Inc.

+1-949-574-3860

MSS@gateway-grp.com